EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82869), Form S-4 (Nos. 333-30068 and 333-110387), and Form S-8 (Nos. 333-30401, 333-70267, 333-31278, 333-45474, 333-60644, 333-110871 and 333-134629) of Perot Systems Corporation of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Dallas, Texas
February 27, 2008